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                                   EXHIBIT 15

November 10, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has included our report dated November 10, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Company's Report on Form 10-Q for the quarter ended September 30, 1995 which is incorporated by reference in the Registration Statements on Form S-8 relating to the AirTouch Communications, Inc. Retirement Plan (File No. 33-57083), AirTouch Communications, Inc. Employee Stock Purchase Plan (File No. 33-57077), and AirTouch Communications, Inc. 1993 Long Term Stock Incentive Plan (File No. 33-57081), and which will be incorporated by reference in the Prospectus constituting part of its Registration Statement on Form S-3 (No. 33-62787) which was filed on September 21, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/  Price Waterhouse LLP